Exhibit 99.1

LAZARD LTD REPORTS FIRST-QUARTER 2017 RESULTS

Record first-quarter operating revenue for both businesses	Record AUM of $215 billion; net inflows of $3.3 billion	Increasing quarterly dividend 8% to $0.41 per share

NEW YORK, April 27, 2017 – Lazard Ltd (NYSE: LAZ) today reported record first-quarter operating revenue1 of $624 million, and record first-quarter net income, as adjusted1, of $110 million for the quarter ended March 31, 2017. Net income per share, as adjusted1, was a first-quarter record of $0.83 (diluted), compared to $0.50 (diluted) for the 2016 first quarter.

First-quarter 2017 net income on a U.S. GAAP basis was $108 million, or $0.81 per share (diluted).

“Lazard’s record first-quarter results reflect strong performance across our businesses,” said Kenneth M. Jacobs, Chairman and Chief Executive Officer of Lazard. “In both Financial Advisory and Asset Management, we are serving clients with a differentiated model that combines deep local insights with fully global perspective and capabilities.”

- Quarter Ended March 31 -

	2017	2016	%’17-’16
Net Income
U.S. GAAP	$108	$67	61%
Per share, diluted	$0.81	$0.50	62%
Adjusted[1]	$110	$67	65%
Per share, diluted	$0.83	$0.50	66%
Operating Revenue[1]
Total operating revenue	$624	$506	23%
Financial Advisory	$336	$266	26%
Asset Management	$278	$240	16%
AUM ($ in billions)
Period End	$215	$191	13%
Average	$206	$185	12%

Note: $ in millions, except per share data

Media Contact:	Judi Frost Mackey	+1 212 632 1428	judi.mackey@lazard.com
Investor Contact:	Armand Sadoughi	+1 212 632 6358	armand.sadoughi@lazard.com

Note: Endnotes are on page 6 of this release. A reconciliation of adjusted GAAP to U.S. GAAP is on page 15.

OPERATING REVENUE

Operating revenue was a first-quarter record of $624 million for the quarter ended March 31, 2017, up 23% from first-quarter 2016.

Financial Advisory

In the text portion of this press release, we present our Financial Advisory results as 1) M&A and Strategic Advisory (M&A Advisory, Capital Advisory, Capital Raising, Sovereign Advisory, and other advisory work for clients), and 2) Restructuring.

Financial Advisory operating revenue was a first-quarter record of $336 million for 2017, 26% higher than the first quarter of 2016.

M&A and Strategic Advisory operating revenue was $248 million for the first quarter of 2017, 11% higher than the first quarter of 2016.

During 2017, Lazard has remained engaged in highly visible, complex M&A transactions and other advisory assignments, including cross-border transactions, spin-offs, distressed asset sales, and capital and sovereign advisory in the Americas, Europe, Australia, Africa and Asia.

Among the major M&A transactions that were completed during the first quarter of 2017 were the following (clients are in italics): Sanofi and Boehringer Ingelheim’s swap of businesses valued at €11.4 billion and €6.7 billion, respectively; Harman’s $8.7 billion sale to Samsung; Banca Popolare di Milano’s €5.5 billion merger with Banco Popolare; ARIAD’s $5.2 billion sale to Takeda; Air Products’ $3.8 billion sale of its Performance Materials Division to Evonik; and Värde Partners’ sale of NewDay to Cinven and CVC Capital Partners.

Among the major M&A transactions that were announced during the first quarter were the following: Johnson & Johnson’s $30 billion acquisition of Actelion, with spin-out of a new R&D company; Safran’s €9.7 billion acquisition of Zodiac Aerospace; and WGL Holdings’ $6.4 billion sale to AltaGas. Lazard is also advising AkzoNobel on the unsolicited indicative proposal from PPG.

Our Sovereign and Capital Advisory services remained active globally, advising governments and corporations on balance sheet matters, financing strategy and capital raising.

Restructuring operating revenue was $88 million for the first quarter of 2017, compared to $43 million for the first quarter of 2016. The increase primarily reflected the closing of large assignments, including a continued high level of activity in the U.S. energy sector. During or since the first quarter of 2017 we have been engaged in a broad range of highly visible and complex restructuring and debt advisory assignments, including publicly announced roles for: Peabody Energy; Linn Energy; Breitburn Energy Partners; and Tidewater. Lazard was the global leader in announced restructurings in the first quarter of 2017. (Source: Thomson Reuters)

Please see M&A transactions on which Lazard advised in the first quarter, or continued to advise or completed since March 31, 2017, as well as Capital Advisory, Sovereign Advisory and Restructuring assignments, on pages 7 – 10 of this release.

Asset Management

In the text portion of this press release, we present our Asset Management results as 1) Management fees and other revenue, and 2) Incentive fees.

Asset Management operating revenue was a first-quarter record of $278 million for 2017, 16% higher than the first quarter of 2016.

Management fees and other revenue was a first-quarter record of $271 million, 14% higher than the first quarter of 2016, and 3% higher than the fourth quarter of 2016. The sequential increase was primarily driven by an increase in average assets under management (AUM). Average AUM for the first quarter of 2017 was a record $206 billion, 12% higher than the first quarter of 2016, and 3% higher than the fourth quarter of 2016.

AUM as of March 31, 2017, was a record $215 billion, up 13% from March 31, 2016, and up 9% from December 31, 2016, primarily driven by market appreciation. Net inflows of $3.3 billion were primarily driven by strategies in our global equity, multi-regional equity and emerging markets platforms.

Incentive fees during the period were $7 million, compared to $2 million for the first quarter of 2016.

OPERATING EXPENSES

Compensation and Benefits

In managing compensation and benefits expense, we focus on annual awarded compensation (cash compensation and benefits plus deferred incentive compensation with respect to the applicable year, net of estimated future forfeitures and excluding charges). We believe annual awarded compensation reflects the actual annual compensation cost more accurately than the GAAP measure of compensation cost, which includes applicable-year cash compensation and the amortization of deferred incentive compensation principally attributable to previous years’ deferred compensation. We believe that by managing our business using awarded compensation with a consistent deferral policy, we can better manage our compensation costs, increase our flexibility in the future and build shareholder value over time.

For the first quarter of 2017, we accrued adjusted compensation and benefits expense1 at an adjusted compensation ratio of 56.5%, which is consistent with the full-year 2016 ratio, and compares to the first-quarter 2016 ratio of 58.9%. This resulted in $353 million of compensation and benefits expense, compared to $298 million for the first quarter of 2016.

We manage our compensation and benefits expense based on awarded compensation with a consistent deferral policy. Assuming that the performance of both of our businesses, our hiring levels, and the compensation environment are similar to 2016, we expect our 2017 awarded compensation ratio to be in line with the 2016 awarded compensation ratio.

We take a disciplined approach to compensation, and our goal is to maintain a compensation-to-operating revenue ratio over the cycle in the mid- to high-50s percentage range on both an awarded and adjusted basis, with consistent deferral policies.

Non-Compensation Expense

For the first quarter of 2017, adjusted non-compensation expense1 was $107 million, 6% higher than the first quarter of 2016, primarily due to higher activity levels and investment in our business.

The ratio of adjusted non-compensation expense to operating revenue was 17.2% for the first quarter of 2017, compared to 20.1% for the first quarter of 2016.

Our goal remains to achieve a non-compensation expense-to-operating revenue ratio over the cycle of 16% to 20%.

TAXES

The provision for taxes, on an adjusted basis1, was $40 million for the first quarter of 2017. The effective tax rate, on an adjusted basis, was 26.6% for the first quarter of 2017, compared to 29.3% for the first quarter of 2016.

CAPITAL MANAGEMENT AND BALANCE SHEET

Our primary capital management goals include managing debt and returning capital to shareholders through dividends and share repurchases.

In the first quarter of 2017, Lazard returned $360 million to shareholders, which included: $192 million in dividends; $106 million in share repurchases of our Class A common stock; and $62 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

Year to date, we have repurchased 2.7 million shares at an average price of $43.19 per share.

On April 26, 2017, our Board of Directors voted to increase the quarterly dividend on Lazard’s outstanding Class A common stock by 8%, to $0.41 per share. The dividend is payable on May 19, 2017, to stockholders of record on May 8, 2017.

Lazard’s financial position remains strong. As of March 31, 2017, our cash and cash equivalents were $891 million, and stockholders’ equity related to Lazard’s interests was $1,153 million.

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CONFERENCE CALL

Lazard will host a conference call at 8:00 a.m. EDT on Thursday, April 27, 2017, to discuss the company’s financial results for the first quarter of 2017. The conference call can be accessed via a live audio webcast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing 1 (888) 203-7337 (U.S. and Canada) or +1 (719) 325-2140 (outside of the U.S. and Canada), 15 minutes prior to the start of the call.

A replay of the conference call will be available by 10:00 a.m. EDT, Thursday, April 27, 2017, via the Lazard Investor Relations website, or by dialing 1 (866) 375-1919 (U.S. and Canada) or +1 (719) 457-0820 (outside of the U.S. and Canada). The replay access code is 1144117.

ABOUT LAZARD

Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from 43 cities across 27 countries in North America, Europe, Asia, Australia, Central and South America. With origins dating to 1848, the firm provides advice on mergers and acquisitions, strategic matters, restructuring and capital structure, capital raising and corporate finance, as well as asset management services to corporations, partnerships, institutions, governments and individuals. For more information on Lazard, please visit www.lazard.com. Follow Lazard at @Lazard.

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Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “could”, “would”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “target,” “goal”, or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies, business plans and initiatives and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also discussed from time to time in our reports on Forms 10-Q and 8-K, including the following:

•	A decline in general economic conditions or the global or regional financial markets;

•	A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, our share of the M&A market or our assets under management (AUM);

•	Losses caused by financial or other problems experienced by third parties;

•	Losses due to unidentified or unanticipated risks;

•	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and

•	Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various mutual funds, hedge funds and other investment products managed by Lazard Asset Management LLC and Lazard Frères Gestion SAS. Investors can link to Lazard and its operating company websites through www.lazard.com.

***

ENDNOTES

[1]	A non-U.S. GAAP measure. See attached financial schedules and related notes for a detailed explanation of adjustments to corresponding U.S. GAAP results. We believe that presenting our results on an adjusted basis, in addition to the U.S. GAAP results, is the most meaningful and useful way to compare our operating results across periods.

LAZ-EPE

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FINANCIAL ADVISORY ASSIGNMENTS

Mergers and Acquisitions (Completed in the first quarter of 2017)

Among the large, publicly announced M&A Advisory transactions or assignments completed during the first quarter of 2017 on which Lazard advised were the following:

•	Sanofi and Boehringer Ingelheim’s swap of businesses valued at €11.4 billion and €6.7 billion, respectively

•	Harman’s $8.7 billion sale to Samsung

•	Anheuser-Busch InBev’s €7.3 billion sale of former SABMiller’s Central and Eastern European business to Asahi

•	Banca Popolare di Milano’s €5.5 billion merger with Banco Popolare

•	ARIAD’s $5.2 billion sale to Takeda

•	EDF’s €4.1 billion sale of a 49.9% stake in RTE to Caisse des Dépôts and CNP Assurances

•	Dynegy on the formation of a joint venture with Energy Capital Partners for the $3.3 billion acquisition of ENGIE’s U.S. fossil portfolio, and subsequent buyout of Energy Capital Partners’ interest in the joint venture for $750 million

•	Air Products’ $3.8 billion sale of its Performance Materials Division to Evonik

•	Allstate’s $1.4 billion acquisition of SquareTrade

•	L’Oréal’s $1.3 billion acquisition of CeraVe and two other brands from Valeant Pharmaceuticals

•	SPIE’s €850 million acquisition of SAG

•	Fyffes’ €846 million sale to Sumitomo

•	Ecolab’s €750 million acquisition of Anios

•	Sumitomo Dainippon Pharma’s acquisition of Tolero Pharmaceuticals for up to $780 million

•	A. C. Gallagher’s £505 million sale of Gallagher Estates to London & Quadrant Housing Trust

•	Van Gansewinkel’s €578 million merger with Shanks Group

•	Unilever’s $575 million sale of its AdeS soy-based beverage business to Coca-Cola FEMSA and The Coca-Cola Company

•	Sapec Group’s €456 million sale of its Agro Business to Bridgepoint

•	Värde Partners’ sale of NewDay to Cinven and CVC Capital Partners

•	Equistone’s sale of Unither to a consortium led by Ardian

Mergers and Acquisitions (Announced)

Among the ongoing, large, publicly announced M&A transactions and assignments on which Lazard advised during or since the 2017 first quarter, or completed since March 31, 2017, are the following:

•	Dow Chemical’s $130 billion merger of equals with DuPont

•	Reynolds American on the $49 billion recommended offer from BAT for the remaining 57.8% of Reynolds

•	Level 3 Communications on its $34 billion sale to CenturyLink

•	Johnson & Johnson’s $30 billion acquisition of Actelion, with spin-out of new R&D company

•	Danone’s $12.5 billion acquisition of WhiteWave*

•	United Arab Shipping Company’s $10.6 billion combination with Hapag-Lloyd

•	Safran’s €9.7 billion acquisition of Zodiac Aerospace

•	LVMH Moët Hennessy Louis Vuitton’s €6.5 billion acquisition of Christian Dior Couture

•	WGL Holdings’ $6.4 billion sale to AltaGas

•	Anheuser-Busch InBev’s $3.2 billion transition of its 54.5% stake in Coca-Cola Beverages Africa to The Coca-Cola Company

•	Stichting Continuiteit Delta Lloyd on NN Group’s €2.5 billion recommended offer for Delta Lloyd*

•	Genworth Financial’s $2.7 billion sale to China Oceanwide

•	Special Committee of the Board of Directors of General Communication, Inc. (“GCI”) in the $2.7 billion sale of GCI to Liberty Interactive

•	Safran’s €2.4 billion sale of its Identity and Security activities to Advent International

•	TIAA’s $2.5 billion acquisition of EverBank

•	Vedanta Limited’s $2.3 billion merger with Cairn India*

•	WestRock’s $2.3 billion acquisition of Multi Packaging Solutions

•	Hastings Funds Management and First State Super in the AUD 2.6 billion consortium bid for the land titling and registry operations of New South Wales Land and Property Information

•	Canyon Bridge’s $1.3 billion acquisition of Lattice Semiconductor

•	VocaLink on its sale to MasterCard for up to $1.2 billion

•	Pon Holdings’ €1.0 billion acquisition of Accell Group

•	WestRock’s $1.05 billion sale of its Home, Health & Beauty business to Silgan*

•	Astorg’s €880 million sale of Kerneos to Imerys

•	Fininvest’s €740 million sale of its 99.9% stake in AC Milan to Rossoneri Sport Investment Lux*

•	Uniwheels Malta, the 61.3% shareholder of Uniwheels AG, in the €720 million sale of Uniwheels AG to Superior Industries

•	Harris’ $690 million sale of its government IT services business to Veritas Capital

•	Haldex’s SEK 5.5 billion sale to Knorr-Bremse

•	Baxter’s $625 million acquisition of Claris Injectables

•	Banca Monte dei Paschi di Siena’s €520 million sale of its merchant acquiring business to ICBPI

•	OHL Desarrollos’ sale of a majority stake in Mayakoba Hotels to RLH Properties, valuing Mayakoba at $500 million

•	AkzoNobel on the unsolicited indicative proposal from PPG

•	Shell with overall strategic advice on divestitures as part of its asset sales program

•	Alinta Holdings on the sale of Alinta Energy to Chow Tai Fook Enterprises

•	Mitratech’s sale of a majority interest to HgCapital

•	Cinven’s acquisition of CHRYSO

*	Transaction completed since March 31, 2017

Capital Advisory

Among the publicly announced Capital Advisory transactions or assignments on which Lazard advised during the first quarter of 2017 were the following:

•	Ferro’s $1.0 billion debt refinancing

•	Goldman Sachs Merchant Banking Division on the DKK 6.5 billion secondary disposal of a stake in Dong Energy

•	Sun Capital Partners on Albéa’s $921 million bond-to-loan refinancing and dividend recapitalization

•	Prosegur Compania de Seguridad on the €750 million initial public offering of Prosegur Cash

•	Verily on the $800 million investment by Temasek

•	Neinor Homes on its €709 million initial public offering

•	Advent International and Bain Capital on the £606 million secondary disposal of a stake in Worldpay

Sovereign Advisory

Among the publicly announced Sovereign Advisory assignments on which Lazard advised during or since the first quarter of 2017 were the following:

•	The State of Alaska

•	Southern Gas Corridor CJSC of Azerbaijan

•	Altiplano (Bolivia)

•	The Democratic Republic of the Congo

•	The Republic of the Congo

•	The Republic of Croatia

•	Compania Nacional de Telecomunicacion (The Republic of Ecuador)

•	Refineria del Pacifico (The Republic of Ecuador)

•	The Arab Republic of Egypt

•	The Federal Democratic Republic of Ethiopia

•	The Gabonese Republic

•	Sotrader (joint venture between the government of Gabon and Olam International)

•	The Hellenic Republic

•	The Hashemite Kingdom of Jordan

•	airBaltic (majority owned by the government of Latvia)

•	SNIM (The Islamic Republic of Mauritania)

•	The Republic of Mozambique

•	The Republic of Serbia

•	Ukraine and certain sub-sovereign entities

•	The Republic of Zimbabwe

Restructuring and Debt Advisory Assignments

Restructuring and debtor or creditor advisory assignments completed during the first quarter of 2017 on which Lazard advised include: C&J Energy Services, Linn Energy, Modular Space and Stone Energy in connection with their Chapter 11 bankruptcy restructurings; term loan lenders to Edcon on the company’s restructuring; Dynegy with respect to the restructuring of a “ring-fenced” subsidiary’s debt; and Abengoa and Shelf Drilling in connection with their debt restructurings.

Notable ongoing restructuring and debtor or creditor advisory assignments on which Lazard advised during or since the first quarter of 2017 include: Breitburn Energy Partners, Paragon Offshore, Peabody Energy* and SunEdison in connection with their Chapter 11 or similar bankruptcy restructurings; Takata on strategic alternatives; lenders to Seadrill on the company’s restructuring; and Alitalia, Premuda*, Sorgenia and Tidewater in connection with their debt restructurings.

*Assignment completed since March 31, 2017

***

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Three Months Ended			% Change From
	March 31,	December 31,	March 31,	December 31,	March 31,
($ in thousands, except per share data)	2017	2016	2016	2016	2016
Total revenue	$637,420	$705,803	$510,116	(10%)	25%
Interest expense	($13,956)	(14,238)	(11,898)

Net revenue	623,464	691,565	498,218	(10%)	25%
Operating expenses:

Compensation and benefits	361,801	381,267	297,210	(5%)	22%
Occupancy and equipment	27,484	28,162	27,007
Marketing and business development	19,752	22,710	19,688
Technology and information services	24,024	26,055	22,931
Professional services	11,462	13,635	9,762
Fund administration and outsourced services	15,913	16,994	13,435
Amortization and other acquisition-related costs	3,574	33,410	644
Other	9,257	12,476	9,164

Subtotal	111,466	153,442	102,631	(27%)	9%

Operating expenses	473,267	534,709	399,841	(11%)	18%

Operating income	150,197	156,856	98,377	(4%)	53%

Provision for income taxes	39,767	27,869	27,654	43%	44%

Net income	110,430	128,987	70,723	(14%)	56%
Net income attributable to noncontrolling interests	2,877	1,005	3,900

Net income attributable to Lazard Ltd	$107,553	$127,982	$66,823	(16%)	61%

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	122,815,163	123,170,333	126,040,441	(0%)	(3%)
Diluted	132,689,375	132,980,861	132,891,284	(0%)	(0%)

Net income per share:
Basic	$0.88	$1.04	$0.53	(15%)	66%
Diluted	$0.81	$0.96	$0.50	(16%)	62%

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED

STATEMENT OF FINANCIAL CONDITION

(U.S. GAAP)

($ in thousands)	March 31, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$891,455	$1,158,785
Deposits with banks and short-term investments	572,496	419,668
Cash deposited with clearing organizations and other segregated cash	33,687	29,030
Receivables	527,614	638,282
Investments	382,074	459,422
Goodwill and other intangible assets	387,908	382,024
Deferred tax assets	1,135,107	1,075,777
Other assets	454,917	393,520

Total Assets	$4,385,258	$4,556,508

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Deposits and other customer payables	$625,797	$472,283
Accrued compensation and benefits	288,987	541,588
Senior debt	1,189,043	1,188,600
Tax receivable agreement obligation	512,874	513,610
Other liabilities	555,370	546,614

Total liabilities	3,172,071	3,262,695
Commitments and contingencies

Stockholders’ equity
Preferred stock, par value $.01 per share	—	—
Common stock, par value $.01 per share	1,298	1,298
Additional paid-in capital	608,073	688,231
Retained earnings	1,101,988	1,134,186
Accumulated other comprehensive loss, net of tax	(296,699)	(314,222)

Subtotal	1,414,660	1,509,493
Class A common stock held by subsidiaries, at cost	(261,583)	(273,506)

Total Lazard Ltd stockholders’ equity	1,153,077	1,235,987
Noncontrolling interests	60,110	57,826

Total stockholders’ equity	1,213,187	1,293,813

Total liabilities and stockholders’ equity	$4,385,258	$4,556,508

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP - unaudited)

	Three Months Ended			% Change From
($ in thousands, except per share data)	March 31, 2017	December 31, 2016	March 31, 2016	December 31, 2016	March 31, 2016
Revenues:

Financial Advisory	$335,812	$404,577	$266,014	(17%)	26%
Asset Management	278,428	275,365	239,550	1%	16%
Corporate	10,194	5,256	502	NM	NM

Operating revenue (b)	$624,434	$685,198	$506,066	(9%)	23%

Expenses:

Compensation and benefits expense (c)	$352,805	$375,865	$297,972	(6%)	18%

Ratio of compensation to operating revenue	56.5%	54.9%	58.9%

Non-compensation expense (d)	$107,470	$115,125	$101,589	(7%)	6%

Ratio of non-compensation to operating revenue	17.2%	16.8%	20.1%

Earnings:

Earnings from operations (e)	$164,159	$194,208	$106,505	(15%)	54%

Operating margin (f)	26.3%	28.3%	21.0%

Net income (g)	$110,141	$149,981	$66,823	(27%)	65%

Diluted net income per share	$0.83	$1.13	$0.50	(27%)	66%

Diluted weighted average shares	132,689,375	132,980,861	132,891,284	(0%)	(0%)

Effective tax rate (h)	26.6%	17.1%	29.3%

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

ASSETS UNDER MANAGEMENT (“AUM”)

(unaudited)

($ in millions)

	As of			Variance
	March 31, 2017	December 31, 2016	March 31, 2016	Qtr to Qtr	1Q 2017 vs 1Q 2016
Equity:
Emerging Markets	$46,563	$41,363	$38,823	12.6%	19.9%
Global	34,520	30,567	32,407	12.9%	6.5%
Local	38,390	36,243	31,232	5.9%	22.9%
Multi-Regional	59,506	54,668	53,350	8.8%	11.5%

Total Equity	178,979	162,841	155,812	9.9%	14.9%
Fixed Income:
Emerging Markets	16,539	15,580	14,110	6.2%	17.2%
Global	3,646	3,483	4,341	4.7%	(16.0%)
Local	4,299	4,245	3,867	1.3%	11.2%
Multi-Regional	7,734	7,847	8,052	(1.4%)	(3.9%)

Total Fixed Income	32,218	31,155	30,370	3.4%	6.1%
Alternative Investments	2,420	2,422	3,150	(0.1%)	(23.2%)
Private Equity	1,285	1,253	929	2.6%	38.3%
Cash Management	276	239	293	15.5%	(5.8%)

Total AUM	$215,178	$197,910	$190,554	8.7%	12.9%

	Three Months Ended March 31,		Year Ended December 31,
	2017	2016	2016
AUM - Beginning of Period	$197,910	$186,380	$186,380

Net Flows	3,303	(361)	160
Market and foreign exchange appreciation (depreciation)	13,965	4,535	11,370

AUM - End of Period	$215,178	$190,554	$197,910

Average AUM	$206,429	$184,801	$194,808

% Change in average AUM	11.7%

Note: Average AUM generally represents the average of the monthly ending AUM balances for the period.

LAZARD LTD

RECONCILIATION OF U.S. GAAP TO SELECTED SUMMARY FINANCIAL INFORMATION (a)

(unaudited)

	Three Months Ended
($ in thousands, except per share data)	March 31, 2017	December 31, 2016	March 31, 2016
Operating Revenue
Net revenue - U.S. GAAP Basis	$623,464	$691,565	$498,218
Adjustments:
Revenue related to noncontrolling interests (i)	(4,942)	(8,343)	(6,212)
(Gains) losses related to Lazard Fund Interests (“LFI”) and other similar arrangements	(7,353)	1,389	2,514
MBA Lazard acquisition adjustment (j)	—	(12,668)	—
Interest expense	13,265	13,255	11,546

Operating revenue, as adjusted (b)	$624,434	$685,198	$506,066

Compensation & Benefits Expense
Compensation & benefits expense - U.S. GAAP Basis	$361,801	$381,267	$297,210

Adjustments:
(Charges) credits pertaining to LFI and other similar arrangements	(7,353)	1,389	2,514
Compensation related to noncontrolling interests (i)	(1,643)	(6,791)	(1,752)

Compensation & benefits expense, as adjusted (c)	$352,805	$375,865	$297,972

Non-Compensation Expense
Non-compensation expense - Subtotal - U.S. GAAP Basis	$111,466	$153,442	$102,631

Adjustments:
Charges pertaining to Senior Debt refinancing (k)	—	(3,148)	—
Amortization and other acquisition-related costs (l)	(3,574)	(34,777)	(644)
Non-compensation expense related to noncontrolling interests (i)	(422)	(392)	(398)

Non-compensation expense, as adjusted (d)	$107,470	$115,125	$101,589

Pre-Tax Income and Earnings From Operations
Operating Income (loss) - U.S. GAAP Basis	$150,197	$156,856	$98,377

Adjustments:
Charges pertaining to Senior Debt refinancing (k)	—	3,747	—
MBA Lazard acquisition adjustment (j)	—	(12,668)	—
Acquisition-related costs (l)	2,745	34,092	—
Net income related to noncontrolling interests (i)	(2,877)	(1,005)	(3,900)

Pre-tax income, as adjusted	150,065	181,022	94,477
Interest expense	13,265	12,501	11,546
Amortization (LAZ only)	829	685	482

Earnings from operations, as adjusted (e)	$164,159	$194,208	$106,505

Net Income attributable to Lazard Ltd
Net income attributable to Lazard Ltd - U.S. GAAP Basis	$107,553	$127,982	$66,823
Adjustments:
Charges pertaining to Senior Debt refinancing (k)	—	3,747	—
MBA Lazard acquisition adjustment (j)	—	(12,668)	—
Acquisition-related costs (l)	2,745	34,092	—
Valuation Allowance for changed tax laws (m)	—	12,347	—
Tax benefit allocated to adjustments	(157)	(15,519)	—

Net income, as adjusted (g)	$110,141	$149,981	$66,823

Diluted net income per share:
U.S. GAAP Basis	$0.81	$0.96	$0.50

Non-GAAP Basis, as adjusted	$0.83	$1.13	$0.50

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to comparable U.S. GAAP measures, see Notes to Financial Schedules.

LAZARD LTD

Notes to Financial Schedules

(a)	Selected Summary Financial Information are non-U.S. GAAP (“non-GAAP”) measures. Lazard believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.

(b)	A non-GAAP measure which excludes (i) revenue related to non-controlling interests (see (i) below), (ii) (gains)/losses related to the changes in the fair value of investments held in connection with Lazard Fund Interests and other similar deferred compensation arrangements for which a corresponding equal amount is excluded from compensation & benefits expense, (iii) for the three month period ended December 31, 2016, a gain relating to the Company’s acquisition of MBA Lazard (see (j) below), (iv) interest expense primarily related to corporate financing activities, and (v) for the three month period ended December 31, 2016, excess interest expense pertaining to Senior Debt refinancing (see (k) below).

(c)	A non-GAAP measure which excludes (i) (charges)/credits related to the changes in the fair value of the compensation liability recorded in connection with Lazard Fund Interests and other similar deferred compensation arrangements, and (ii) compensation and benefits related to noncontrolling interests (see (i) below).

(d)	A non-GAAP measure which excludes (i) for the three month period ended December 31, 2016, charges pertaining to Senior Debt refinancing (see (k) below), (ii) amortization and other acquisition-related costs (see (l) below), and (iii) expenses related to noncontrolling interests (see (i) below).

(e)	A non-GAAP measure which excludes (i) for the three month period ended December 31, 2016, charges pertaining to Senior Debt refinancing (see (k) below), (ii) for the three month period ended December 31, 2016, a gain relating to the Company’s acquisition of MBA Lazard (see (j) below), (iii) amortization and other acquisition-related costs, (iv) revenue and expenses related to noncontrolling interests (see (i) below) and (v) interest expense primarily related to corporate financing activities.

(f)	Represents earnings from operations as a percentage of operating revenue, and is a non-GAAP measure.

(g)	A non-GAAP measure which excludes (i) for the three month period ended December 31, 2016, charges pertaining to Senior Debt refinancing, net of tax benefits (see (k) below), (ii) for the three month period ended December 31, 2016, a gain relating to the Company’s acquisition of MBA Lazard (see (j) below), (iii) for the three month periods ended March 31, 2017 and December 31, 2016, amortization and other acquisition-related costs, net of tax benefits (see (l) below), and (iv) for the three month period ended December 31, 2016, valuation allowance on state UBT credit (see (m) below).

(h)	Effective tax rate is a non-GAAP measure based upon the U.S. GAAP rate with adjustments for the tax applicable to the non-GAAP adjustments to operating income, generally based upon the effective marginal tax rate in the applicable jurisdiction of the adjustments. The computation is based on a quotient, the numerator of which is the provision for income taxes of $39,924, $31,041, and $27,654 for the three month periods ended March 31, 2017, December 31, 2016, and March 31, 2016, respectively, and the denominator of which is pre-tax income of $150,065, $181,022, and $94,477 for the three month periods ended March 31, 2017, December 31, 2016, and March 31, 2016, respectively. For the three month period ended December 31, 2016, the numerator also excludes valuation allowance for changed tax laws (see (m) below).

(i)	Noncontrolling interests include revenue and expenses principally related to Edgewater, and is a non-GAAP measure.

(j)	In 2016 the Company incurred a gain relating to the acquisition of MBA Lazard resulting from the increase in fair value of the Company’s investment in an acquiree.

(k)	In 2016 The Company incurred charges related to the extinguishment of $98 million of the 6.85% Senior Notes maturing in June 2017 and the issuance of $300 million of 3.625% notes maturing in March 2027. The charges include a pre-tax loss on the extinguishment of $3.1 million and excess interest expense of $0.6 million (due to the delay between the issuance of the 2027 notes and the settlement of the 2017 notes).

(l)	Represents the change in fair value of the contingent consideration associated with certain business acquisitions.

(m)	Represents valuation allowance associated with a change in NYC UBT tax laws.

NM	Not meaningful